Exhibit 99.1

FOR IMMEDIATE RELEASE FEBRUARY 27, 2017

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 . 800 . TO . SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

SYKES ENTERPRISES, INCORPORATED REPORTS

FOURTH-QUARTER AND FULL-YEAR 2016 FINANCIAL RESULTS

—Higher demand and expense discipline drive better-than-expected diluted earnings per share performance relative to business outlook for the fourth quarter of 2016

—Demand drivers remained diversified during the fourth quarter of 2016

—U.S. growth a significant factor behind increased capital investments and overall capacity expansion

—Clearlink sustains strong in-line operating momentum

—Introducing first-quarter and full-year 2017 business outlook

TAMPA, FL – February 27, 2017 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global business process outsourcing (BPO) leader in providing comprehensive inbound customer engagement services to Global 2000 companies, announced today its financial results for the fourth-quarter and full-year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

•

Fourth quarter 2016 revenues of $389.1 million increased $51.8 million, or 15.4%, from $337.3 million in the comparable quarter last year, with the increase driven in part by the acquisition of Clearlink and by demand growth stemming from new client wins as well as existing and new program expansion across a majority of the vertical markets, including communications, financial services, transportation and leisure, and technology

•

Non-GAAP fourth quarter 2016 revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 4.9% comparably, with the increase in demand driven by new client wins as well as existing and new program expansion across the communications, financial services, transportation and leisure, and technology verticals. Non-GAAP revenue excludes $41.4 million in revenue contribution from the acquisition of Clearlink, which closed in the second quarter of 2016, as well as the impact of foreign exchange rate movements in the fourth quarter 2016 versus the year-ago period (i.e., evaluating revenue growth on an organic and constant currency basis)

•

Fourth quarter 2016 operating margin declined to 7.4% from 8.6% for the comparable period last year. Fourth quarter 2016 operating margin reflects 10 basis points of margin contribution from the gain on the sale of a facility, which was in operation from 2000 to 2011. Fourth quarter 2016 operating margin also reflects approximately 10 basis points of reduction related to contingent consideration associated with the acquisition of Clearlink. The contingent consideration adjustment reflects additional payout related to the better-than-anticipated performance of the tuck-in acquisitions made by Clearlink prior to its acquisition by SYKES. Factoring in the impact of the facility sale and the contingent consideration, the comparable operating margin differential (7.4% vs. 8.6%) was due to operational inefficiencies from significant capacity additions and program ramps costs as highlighted in the Company’s third quarter 2016 business outlook

•

On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the facility sale gain and the contingent consideration adjustment, fourth quarter 2016 operating margin was 9.1% versus 9.7% in the same period last year with the delta largely due to the factors stated above

•

Fourth quarter 2016 diluted earnings per share were $0.43 versus $0.48 in the comparable quarter last year, with the decrease due to a combination of factors, including a higher effective tax rate, foreign currency transaction losses and previously discussed operational inefficiencies

•

On a non-GAAP basis, fourth quarter 2016 diluted earnings per share were $0.52 versus $0.55 in the same period last year with the decrease related largely to the factors stated above (see Exhibit 6 for reconciliation). Fourth quarter 2016 diluted earnings per share, however, were higher relative to the Company’s November 2016 business outlook range of $0.48 to $0.51, driven by higher incremental demand and disciplined expense management

•

Consolidated capacity utilization rate decreased to 75% in the fourth quarter of 2016 from 79% in the same period last year due to a significant increase in the comparable capacity additions related to projected client demand; the fourth quarter 2016 capacity data also includes roughly 1,300 seats from the Clearlink acquisition

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 19.5% to $327.5 million, or 84.2% of total revenues, for the fourth quarter of 2016 compared to $274.1 million, or 81.3% of total revenues, in the same prior-year period. Excluding the acquisition of Clearlink, which added $41.4 million in revenues in the quarter, constant currency organic revenues (a non-GAAP measure, see Exhibit 12 for reconciliation) for the fourth quarter of 2016 in the Americas increased 5.0% comparably, with the increased demand driven by new client wins as well as existing and new program expansion across the communications, financial services and transportation and leisure verticals.

Sequentially, revenues generated from the Americas region increased 0.5% to $327.5 from $326.0 million, or 84.5% of total revenues, in the third quarter of 2016. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation) for the fourth quarter of 2016, the Americas revenue increased 1.1% over the third quarter driven partly by certain client programs with a higher component of seasonal demand coupled with new client wins as well as existing and new program expansion.

The Americas income from operations for the fourth quarter of 2016 decreased 3.0% to $39.5 million, with an operating margin of 12.1% versus 14.8% in the comparable quarter last year. The Americas operating margin in the fourth quarter of 2016 reflects 10 basis points of margin contribution from the aforementioned gain on the sale of a facility and 20 basis points of unfavorable adjustment related to the aforementioned contingent consideration. On a non-GAAP basis, which excludes the facility gain and the contingent consideration, the Americas operating margin was 13.8% versus 16.1% in the comparable quarter last year, with the delta mostly driven by costs associated with capacity additions and ramps and previously discussed operational inefficiencies (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations for the fourth quarter of 2016 increased 6.8% to $39.5 million, with an operating margin of 12.1% versus 11.3% in the third quarter of 2016 driven by the factors mentioned above. On a non-GAAP basis, the Americas operating margin was 13.8% versus 13.0% in the third quarter of 2016, with the delta resulting from a higher component of seasonal demand coupled with new client wins as well as existing and new program expansion (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 2.4% to $61.6 million, representing 15.8% of total revenues, for the fourth quarter of 2016, compared to $63.1 million, or 18.7% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 4.5% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology vertical.

Sequentially, revenues from the Company’s EMEA region increased 3.2% to $61.6 million, or 15.8% of SYKES’ total revenues, versus $59.7 million, or 15.5% of SYKES’ total revenues, in the third quarter of 2016. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 8.5% sequentially, driven by new client wins as well as existing and new program expansion within the technology and communications verticals.

The EMEA region’s income from operations for the fourth quarter of 2016 was $4.7 million, or 7.6% of EMEA revenues, versus $4.0 million, or 6.3% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin increased to 8.5% from 6.8% in the year-ago period due to higher demand (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations for the fourth quarter of 2016 was $4.7 million, or 7.6% of EMEA revenues, versus $7.4 million, or 12.4% of EMEA revenues, in the third quarter of 2016. The EMEA’s income from operations in the third quarter of 2016 includes $2.6 million, or approximately 440 basis points, of contingent consideration adjustment related to the acquisition of Qelp. On a non-GAAP basis, which excludes the contingent consideration, the EMEA operating margin was 8.5% versus 8.6% in the third quarter of 2016. The fourth quarter is typically impacted by fewer workdays relative to the third quarter due to holidays, which leads to a sequential drop in operating margins. In the fourth quarter of 2016, however, meaningfully higher demand from existing programs and new program wins in the fourth quarter relative to the third quarter virtually offset most of the sequential operating margin impact (see Exhibit 7 for reconciliation).

Other

Other (loss) from operations, which includes corporate and other costs, decreased to $15.3 million, or 3.9% of revenues in the fourth quarter of 2016, compared to $15.6 million, or 4.6% of revenues in the prior year period, with the percentage decrease largely a result of costs leveraged across a larger revenue base resulting from the Clearlink acquisition and lower performance based compensation. On a non-GAAP basis, Other decreased to 3.9% of revenues in the fourth quarter of 2016 from 4.6% in the year ago period due to factors stated above (see Exhibit 7 for reconciliation).

Sequentially, Other increased slightly to $15.3 million, or 3.9% of revenues, from $14.7 million, or 3.8% of revenues, in the third quarter of 2016, with the slight sequential increase mostly related to professional services expenses. On a non-GAAP basis, Other increased to 3.9% of revenues in the fourth quarter of 2016 from 3.8% in the third quarter of 2016 due to above-stated factor (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the fourth quarter of 2016 was $(2.4) million compared to $(1.4) million for the same period in the prior year, with the increase principally due to foreign currency transaction losses in the fourth quarter of 2016. These losses result primarily from exchange rate fluctuations in U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries. Other income (expense), net for the fourth quarter for 2016 reflects approximate $(0.04) million in interest accretion associated with the contingent purchase price of acquisitions by Clearlink. This accretion is the amortization of the spread between the present value and the expected contingent consideration payments over the earnout period (a non-GAAP measure, see Exhibit 6 for reconciliation).

The Company recorded an effective tax rate of 31.9% for the fourth quarter of 2016 versus 27.5% in the same period last year and above the estimated 27.0% provided in the Company’s November 2016 business outlook. The rate differential compared to the same period last year was due to a catch-up in tax credits, all of which materialized in the fourth quarter of 2015 due to legislative changes (The Path Act of 2015) in the fourth quarter of 2015. Relative to the business outlook, the increase in the effective tax rate was principally driven by a shift in the geographic mix of earnings to higher tax rate jurisdictions.

On a non-GAAP basis, the fourth quarter 2016 effective tax rate was 32.7% compared to 28.1% in the same period last year and above the estimated 29.0% provided in the Company’s November 2016 business outlook (see Exhibit 11 for reconciliation) was due to the above-mentioned factors.

2016 Financial Highlights

•

2016 revenues of $1,460.0 million increased $173.7 million, or 13.5%, from 2015, with the increase driven in part by the acquisition of Clearlink and full-year’s revenue contribution in 2016 from the acquisition of Qelp, which was announced in the third quarter of 2015, as well as by demand growth from new client wins as well as existing and new program expansion across a majority of the vertical markets, including communications, financial services, technology, transportation and leisure, healthcare and other (“other vertical” reflects the contribution from the retail vertical, among others)

•

Non-GAAP 2016 revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 13 for reconciliation) increased 5.3% comparably, with the broad-based increase in demand driven by new client wins as well as existing and new program expansion across the communications, financial services, transportation and leisure, healthcare, technology and other verticals. Non-GAAP revenue excludes $123.3 million in revenue contribution from the acquisition of Clearlink, which closed in the second quarter of 2016, $3.1 million of revenue contribution from Qelp, which closed in the third quarter of 2015, as well as the impact of foreign exchange rate movements in 2016 versus the year-ago period (i.e., evaluating revenue growth on an organic and constant currency basis)

•

2016 operating margin was 6.3% versus 7.3% in 2015, which includes approximately 20 basis points of net favorable adjustment related to contingent consideration associated with the acquisition of Qelp and Clearlink (see Exhibit 8 for reconciliation) and the facility gain, with the decrease a result of the impact of operational inefficiencies from significant capacity additions and program ramps costs in 2016

•	Non-GAAP 2016 operating margin was 7.9% versus 8.5% for 2015, which excludes the net impact of the contingent consideration and facility gain, with the decrease due to the above-stated factors

•

2016 diluted earnings per share were $1.48 versus $1.62 in 2015, with the decline driven disproportionately by a higher effective tax compared to the same period last year, coupled with previously discussed ramp-related operational inefficiencies, transaction costs and acquisition-related increases in intangibles related to the Clearlink transaction, all of which more than offset the net benefit from the contingent consideration and lower interest and other expenses

•

On a non-GAAP basis (see Exhibit 8 for reconciliation), which excludes the net benefit from the contingent consideration as well as transaction and integration costs and intangibles related to acquisitions, diluted earnings per share was $1.84 vs. $1.87 versus the same period last year. The reduction in diluted earnings per share on a comparable basis was driven by the previously discussed ramp-related operational inefficiencies and a higher effective tax rate, more than offsetting the diluted earnings per share accretion from the Clearlink acquisition and lower interest and other expense

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2016 remained strong with cash and cash equivalents of $266.7 million, of which approximately 91.4%, or $243.8 million, was held in international operations and is deemed to be indefinitely reinvested offshore. In 2016, net cash provided by operating activities was up 8.5% on a comparable basis to a record $130.7 million, driven mostly by changes in operating assets and liabilities. Also in 2016, the Company acquired approximately 0.4 million shares for approximately $11.1 million as part of its additional five million share repurchase authorization in the second quarter of 2016. At year end, the Company had $267.0 million in borrowings outstanding, with $173.0 million available under its $440.0 million credit facility.

Business Outlook

The assumptions driving the business outlook for the first quarter and full-year 2017 are as follows:

—In 2017, the Company expects a continuation of favorable underlying demand trends experienced in 2016. This underlying demand is being driven by growth with both existing and new clients across the Americas and EMEA regions. Specifically, the main drivers of growth remain the financial services, communications and technology verticals. Full year 2017 revenue comparables are slightly skewed, however, by the timing of the Clearlink acquisition, which closed in the second quarter of 2016, and as a result, had only nine-months of revenue contribution in 2016 versus 12-months for 2017. Anticipated revenues in 2017 also reflect an unfavorable impact of approximately $25 million from foreign exchange rates relative to 2016. Given the broader macro-economic environment and the sustained demand growth, the Company has seen pockets of some imbalances in labor and wage dynamics, which it should be able to either mitigate or completely offset through a combination of actions, including some wage increases offset by lower attrition, wage pass-throughs, shifts in delivery strategies and productivity. As a result, the Company’s implicit operating margin and explicit diluted earnings per share assumptions reflect manageable macro-economic backdrop and operational progress related to staffing inefficiencies from previously discussed significant capacity additions and sizeable program ramps in 2016;

—The Company’s revenues and earnings per share assumptions for the first quarter and full year 2017 are based on foreign exchange rates as of February 2017. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the first quarter and full-year as discussed above;

—The Company anticipates total other interest income (expense), net of approximately ($1.5) million for the first quarter and ($6.0) million for the full year 2017. The first quarter and full year 2017 amounts include the accretion of the contingent consideration of approximately $0.03 million and $0.1 million, respectively. The amounts in the other interest income (expense), however, exclude the potential impact of any future foreign exchange gains or losses; and

—The Company’s full-year 2017 effective tax rate is expected to be roughly in line with 2016 levels; however, the effective tax rate for the first quarter of 2017 is expected to be higher compared to the same period last year with the increase driven primarily by a shift in the geographic mix of earnings to higher tax rate jurisdictions driven partly by Clearlink.

Considering the above factors, the Company anticipates the following financial results for the three months ending March 31, 2017:

•	Revenues in the range of $380.0 million to $385.0 million

•	Effective tax rate of approximately 31.0%; **on a non-GAAP basis, an effective tax rate of approximately 33.0%

•	Fully diluted share count of approximately 42.0 million

•	Diluted earnings per share of approximately $0.28 to $0.32

•	**Non-GAAP diluted earnings per share in the range of $0.37 to $0.41

•	Capital expenditures in the range of $13.0 million to $18.0 million

For the twelve months ending December 31, 2017, the Company anticipates the following financial results:

•	Revenues in the range of $1,580.0 million to $1,600.0 million

•	Effective tax rate of approximately 30.0%; **on a non-GAAP basis, an effective tax rate of approximately 32.0%

•	Fully diluted share count of approximately 42.3 million

•	Diluted earnings per share of approximately $1.59 to $1.71

•	**Non-GAAP diluted earnings per share in the range of $1.95 to $2.07

•	Capital expenditures in the range of $55.0 million to $65.0 million

**See exhibits 10 & 11 for fourth quarter and full-year 2016 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 28, 2017, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, deal and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global business process outsourcing (BPO) leader in providing comprehensive inbound customer engagement services to Global 2000 companies, primarily in the communications, financial services, healthcare, technology, transportation and retail industries. SYKES’ differentiated end-to-end service platform effectively engages consumers at every touch point in their customer lifecycle, starting from digital marketing and acquisition to customer support, technical support, up-sell/cross-sell and retention. Headquartered in Tampa, Florida, with customer contact engagement centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat, social media and digital self-service. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include order processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES, Qelp and Clearlink and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2016
Revenues	$389,146	$337,278	$385,743
Direct salaries and related costs	(252,821)	(214,307)	(249,859)
General and administrative	(88,770)	(79,337)	(87,863)
Depreciation, net	(13,265)	(10,748)	(13,004)
Amortization of intangibles	(5,233)	(3,666)	(5,254)
Net gain (loss) on disposal of property and equipment	(152)	(221)	(92)

Income from operations	28,905	28,999	29,671
Total other income (expense), net	(2,427)	(1,366)	(462)

Income before income taxes	26,478	27,633	29,209
Income taxes	(8,450)	(7,597)	(7,939)

Net income	$18,028	$20,036	$21,270

Net income per common share:
Basic	$0.43	$0.48	$0.51

Diluted	$0.43	$0.48	$0.50

Weighted average common shares outstanding:
Basic	41,768	41,630	41,938
Diluted	42,114	42,117	42,224

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Year Ended
	December 31,	December 31,
	2016	2015
Revenues	$1,460,037	$1,286,340
Direct salaries and related costs	(947,677)	(836,516)
General and administrative	(351,408)	(297,257)
Depreciation, net	(49,013)	(43,752)
Amortization of intangibles	(19,377)	(14,170)
Net gain (loss) on disposal of property and equipment	(314)	(381)

Income from operations	92,248	94,264
Total other income (expense), net	(3,364)	(4,281)

Income before income taxes	88,884	89,983
Income taxes	(26,494)	(21,386)

Net income	$62,390	$68,597

Net income per common share:
Basic	$1.49	$1.64

Diluted	$1.48	$1.62

Weighted average common shares outstanding:
Basic	41,847	41,899
Diluted	42,239	42,447

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2016
Revenues:
Americas	$327,518	$274,139	$326,013
EMEA	61,601	63,098	59,711
Other	27	41	19

Total	$389,146	$337,278	$385,743

Operating Income:
Americas	$39,473	$40,692	$36,946
EMEA	4,683	3,950	7,391
Other	(15,251)	(15,643)	(14,666)

Income from operations	28,905	28,999	29,671

Total other income (expense), net	(2,427)	(1,366)	(462)
Income taxes	(8,450)	(7,597)	(7,939)

Net income	$18,028	$20,036	$21,270

	Year Ended
	December 31,	December 31,
	2016	2015
Revenues:
Americas	$1,220,818	$1,045,415
EMEA	239,089	240,826
Other	130	99

Total	$1,460,037	$1,286,340

Operating Income:
Americas	$140,131	$135,443
EMEA	18,380	15,336
Other	(66,263)	(56,515)

Income from operations	92,248	94,264

Total other income (expense), net	(3,364)	(4,281)
Income taxes	(26,494)	(21,386)

Net income	$62,390	$68,597

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	December 31,	December 31,
	2016	2015
Assets:
Current assets	$623,236	$563,037
Property and equipment, net	156,214	111,962
Goodwill & intangibles, net	418,459	246,629
Other noncurrent assets	38,494	26,144

Total assets	$1,236,403	$947,772

Liabilities & Shareholders’ Equity:
Current liabilities	$202,857	$153,175
Noncurrent liabilities	309,024	115,917
Shareholders’ equity	724,522	678,680

Total liabilities and shareholders’ equity	$1,236,403	$947,772

Sykes Enterprises, Incorporated

Supplementary Data

	Q4 2016	Q4 2015
Geographic Mix (% of Total Revenues):
Americas (1)	84%	81%
Europe, Middle East & Africa (EMEA)	16%	19%
Other	0%	0%

Total	100%	100%

(1)	Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2016	Q4 2015
Vertical Industry Mix (% of Total Revenues):
Communications	37%	31%
Financial Services	23%	24%
Technology / Consumer	18%	20%
Transportation & Leisure	7%	7%
Healthcare	4%	5%
Other	11%	13%

Total	100%	100%

	Seat Capacity (2)
	Q4 2016	Q4 2015	Q3 2016
Americas	41,200	35,100	40,900
EMEA	6,500	6,000	6,500

Total	47,700	41,100	47,400

	Capacity Utilization
	Q4 2016	Q4 2015	Q3 2016
Americas	74%	79%	75%
EMEA	80%	85%	78%

Total	75%	79%	75%

(2)	The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the fourth quarter 2016, the Company had approximately 3,900 agent FTEs working virtually from home. There are no seats associated with Qelp.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2016
Cash Flow From Operating Activities:
Net income	$18,028	$20,036	$21,270
Depreciation	13,392	10,922	13,149
Amortization of intangibles	5,233	3,666	5,254
Amortization of deferred grants	(186)	(273)	(215)
Changes in assets and liabilities and other	(9,043)	(8,800)	(772)

Net cash provided by operating activities	$27,424	$25,551	$38,686

Capital expenditures	$18,994	$13,346	$24,939
Cash paid during period for interest	$1,323	$379	$1,183
Cash paid during period for income taxes	$4,714	$9,707	$2,821

	Year Ended
	December 31,	December 31,
	2016	2015
Cash Flow From Operating Activities:
Net income	$62,390	$68,597
Depreciation	49,600	44,515
Amortization of intangibles	19,377	14,170
Amortization of deferred grants	(845)	(973)
Changes in assets and liabilities and other	206	(5,845)

Net cash provided by operating activities	$130,728	$120,464

Capital expenditures	$78,342	$49,662
Cash paid during period for interest	$4,003	$1,476
Cash paid during period for income taxes	$18,764	$30,467

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2016
GAAP income from operations	$28,905	$28,999	$29,671
Adjustments:
Acquisition-related severance	(27)	—	162
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,834	3,788	5,862
Merger & integration costs	55	—	39
(Gain) loss on contingent consideration	548	—	(2,798)
Other	(2)	—	—

Non-GAAP income from operations	$35,313	$32,787	$32,936

	Three Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2016
GAAP net income	$18,028	$20,036	$21,270
Adjustments:
Acquisition-related severance	(27)	—	162
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,834	3,788	5,862
Merger & integration costs	55	—	39
(Gain) loss on contingent consideration	548	—	(2,798)
Other	36	1,054	207
Tax effect of the adjustments	(2,322)	(1,531)	(1,594)

Non-GAAP net income	$22,152	$23,347	$23,148

	Three Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2016
GAAP net income, per diluted share	$0.43	$0.48	$0.50
Adjustments:
Acquisition-related severance	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14	0.09	0.14
Merger & integration costs	—	—	—
(Gain) loss on contingent consideration	0.01	—	(0.07)
Other	—	0.03	—
Tax effect of the adjustments	(0.06)	(0.05)	(0.02)

Non-GAAP net income, per diluted share	$0.52	$0.55	$0.55

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015	2016	2015
GAAP income (loss) from operations	$39,473	$40,692	$4,683	$3,950	$(15,251)	$(15,643)
Adjustments:
Acquisition-related severance	(27)	—	—	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,491	3,415	343	373	—	—
Merger & integration costs	—	—	—	—	55	—
(Gain) loss on contingent consideration	548	—	—	—	—	—
Other	(221)	—	219	—	—	—

Non-GAAP income (loss) from operations	$45,264	$44,107	$5,245	$4,323	$(15,196)	$(15,643)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2016	2016	2016	2016	2016
GAAP income (loss) from operations	$39,473	$36,946	$4,683	$7,391	$(15,251)	$(14,666)
Adjustments:
Acquisition-related severance	(27)	162	—	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,491	5,509	343	353	—	—
Merger & integration costs	—	—	—	—	55	39
(Gain) loss on contingent consideration	548	(208)	—	(2,590)	—	—
Other	(221)	—	219	—	—	—

Non-GAAP income (loss) from operations	$45,264	$42,409	$5,245	$5,154	$(15,196)	$(14,627)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Year Ended
	December 31, 2016	December 31, 2015
GAAP income from operations	$92,248	$94,264
Adjustments:
Acquisition-related severance	135	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	21,288	15,168
Merger & integration costs	4,499	—
(Gain) loss on contingent consideration	(2,250)	—
Other	(2)	—

Non-GAAP income from operations	$115,918	$109,432

	Year Ended
	December 31, 2016	December 31, 2015
GAAP net income	$62,390	$68,597
Adjustments:
Acquisition-related severance	135	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	21,288	15,168
Merger & integration costs	4,499	—
(Gain) loss on contingent consideration	(2,250)	—
Other	751	1,054
Tax effect of the adjustments	(9,117)	(5,525)

Non-GAAP net income	$77,696	$79,294

	Year Ended
	December 31, 2016	December 31, 2015
GAAP net income, per diluted share	$1.48	$1.62
Adjustments:
Acquisition-related severance	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.51	0.36
Merger & integration costs	0.11	—
(Gain) loss on contingent consideration	(0.05)	—
Other	0.02	0.03
Tax effect of the adjustments	(0.23)	(0.14)

Non-GAAP net income, per diluted share	$1.84	$1.87

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015	2016	2015
GAAP income (loss) from operations	$140,131	$135,443	$18,380	$15,336	$(66,263)	$(56,515)
Adjustments:
Acquisition-related severance	135	—	—	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	19,890	14,470	1,398	698	—	—
Merger & integration costs	29	—	—	—	4,470	—
(Gain) loss on contingent consideration	340	—	(2,590)	—	—	—
Other	(221)	—	219	—	—	—

Non-GAAP income (loss) from operations	$160,304	$149,913	$17,407	$16,034	$(61,793)	$(56,515)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook First Quarter
2017
GAAP net income, per diluted share	$0.28 - $0.32
Adjustments:
Acquisition-related severance	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14
Merger & integration costs	—
(Gain) loss on contingent consideration	—
Other	—
Tax effect of the adjustments	(0.05)

Non-GAAP net income, per diluted share	$0.37 - $0.41

Business Outlook Full Year
2017
GAAP net income, per diluted share	$1.59 - $1.71
Adjustments:
Acquisition-related severance
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	—
Merger & integration costs	0.55
(Gain) loss on contingent consideration	—
Other	0.01
Tax effect of the adjustments	(0.20)

Non-GAAP net income, per diluted share	$1.95 - $2.07

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	December 31,	December 31,
	2016	2015
GAAP tax rate	32%	27%
Adjustments:
Acquisition-related severance	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	1%	1%
Merger & integration costs	0%	0%
(Gain) loss on contingent consideration	0%	0%
Other	0%	0%

Non-GAAP tax rate	33%	28%

	Three Months Ended	Year Ended
	March 31,	December 31,
	2017	2017
GAAP tax rate	31%	30%
Adjustments:
Acquisition-related severance	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2%	2%
Merger & integration costs	0%	0%
(Gain) loss on contingent consideration	0%	0%
Other	0%	0%

Non-GAAP tax rate	33%	32%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended December 31, 2016 vs. December 31, 2015 (4)
	Americas	EMEA	Other (5)	Consolidated
GAAP revenue growth	19.5%	-2.4%	-34.1%	15.4%
Adjustments:
Clearlink acquisition (1)	-15.1%	0.0%	0.0%	-12.3%
Qelp acquisition (2)	0.0%	0.0%	0.0%	0.0%
Foreign currency impact (3)	0.6%	6.9%	0.0%	1.8%

Non-GAAP constant currency organic revenue growth	5.0%	4.5%	-34.1%	4.9%

	Three Months Ended December 31, 2016 vs. September 30, 2016 (4)
	Americas	EMEA	Other (5)
GAAP revenue growth	0.5%	3.2%	42.1%
Adjustments:
Clearlink acquisition (1)	0.0%	0.0%	0.0%
Qelp acquisition (2)	0.0%	0.0%	0.0%
Foreign currency impact (3)	0.6%	5.3%	0.0%

Non-GAAP constant currency organic revenue growth	1.1%	8.5%	42.1%

(1)	The Company acquired Clearlink on April 1, 2016.
(2)	The Company acquired Qelp on July 2, 2015.
(3)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(4)	Represents the period-over-period growth rate.
(5)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 13

	Year Ended December 31, 2016 vs. December 31, 2015 (4)
	Americas	EMEA	Other (5)	Consolidated
GAAP revenue growth	16.8%	-0.7%	31.3%	13.5%
Adjustments:
Clearlink acquisition (1)	-11.8%	0.0%	0.0%	-9.6%
Qelp acquisition (2)	0.0%	-1.3%	0.0%	-0.2%
Foreign currency impact (3)	1.2%	3.4%	0.0%	1.6%

Non-GAAP constant currency organic revenue growth	6.2%	1.4%	31.3%	5.3%

(1)	The Company acquired Clearlink on April 1, 2016.
(2)	The Company acquired Qelp on July 2, 2015.
(3)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(4)	Represents the period-over-period growth rate.
(5)	Other includes corporate and other costs.